UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 7, 2004

                        INMEDICA DEVELOPMENT CORPORATION
       ------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



        Utah                          0-12968                    87-0397815
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   (State or other juris-           (Commission                (IRS Employer
  diction of incorporation)          File Number)            Identification No.)


                           825 N. 300 West, Suite N132
                           Salt Lake City, Utah 84103
                    (Address of principal executive offices)

        Registrant's telephone number, including area code: (801)521-9300
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

                  Effective September 7, 2004, InMedica Development Corporation ("InMedica") and its subsidiary, MicroCor, Inc. ("MicroCor") entered into a Joint Development Agreement pursuant to which Wescor, Inc., a Utah medical technology company ("Wescor") purchased 15% of the issued and outstanding common stock of MicroCor on a pro-rata basis from InMedica and from Chi Lin Technology Co, Ltd of Tainan, Taiwan, ("Chi Lin") for $375,000. Prior to the consummation of the transaction InMedica held 80% of the issued and outstanding common stock of MicroCor and Chi Lin owned 20%. Following the transaction, InMedica holds 68%, Chi Lin holds 17% and Wescor holds 15% of the issued and outstanding stock of MicroCor. The purchase monies will be paid $300,000 to InMedica and $75,000 to Chi Lin, payable in installments over 18 months. Twenty percent of each payment made to InMedica will be applied to outstanding debt owing from InMedica to Wescor in the present amount of $114,969.93. MicroCor has also granted certain royalty and revenue royalty rights to InMedica and Chi Lin.

              MicroCor is the principal asset of InMedica and presently holds four patents on InMedica's non-invasive hematocrit technology as well as confidential technical information regarding the technology. In connection with the transaction, InMedica transferred all of its additional rights in the non-invasive hematocrit technology to MicroCor and Chi Lin licensed to MicroCor all rights relating to the non-invasive technology owned by Chi Lin. Further, Wescor assumed the responsibility to manage the day to day affairs of MicroCor and to continue the development of the non-invasive hematocrit technology. Wescor may earn additional shares of MicroCor stock (up to a total of 49% of MicroCor) in three phases as follows: (Phase1) completion of a working prototype capable of meeting FDA GMP requirements, (Phase 2) completion of clinical trials for obtaining the FDA's clearance to market such products and, (Phase 3) manufacturing and initial introduction into the US market of such products. Further, Wescor has also been granted an option to purchase all remaining MicroCor stock owned by InMedica and Chi Lin upon successful completion of Phase 2 and again upon successful completion of Phase 3, as well as a right of first refusal in the event of a bona fide outside offer to acquire MicroCor.

              Wescor, a private corporation with headquarters in Logan, Utah, has been developing, manufacturing, and marketing medical instruments, appliances, and related products for the diagnostic laboratory market for more than three decades. Wescor's Biomedical Products Division has established a reputation for quality products as well as quality technical support for its products. Wescor is a leader in the laboratory diagnosis of cystic fibrosis with its Macroduct(R) and Nanoduct(R) Sweat Testing Systems. The Aerospray(R) family of automatic slide stainer-cytocentrifuges of Wescor are widely used in hematology and microbiology laboratories, providing the newest technology in microscope slide staining as well as cytocentrifugation. Wescor is also a leader in osmometry with its Vapro(R) Vapor Pressure Osmometer. The Wescor Membrane Osmometer makes a direct measurement of Colloid Osmotic Pressure in whole blood or serum.

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              Chi Lin is a principal  shareholder  of InMedica and has the right to nominate two directors to serve on InMedica's board of directors. Further, all inter-company obligations between InMedica and MicroCor will be eliminated in connection with the transaction as follows: InMedica will assume $54,912 of accrued liabilities of MicroCor and MicroCor will forgive $489,869.85 of loans owed by InMedica to MicroCor. The MicroCor shares issued to Wescor were valued by MicroCor's board of directors based upon arms length negotiations of the parties and considering InMedica's need for additional funding and development capability. The transaction is subject to shareholder approval by the InMedica shareholders, however Chi Lin, Larry E. Clark, Richard Bruggeman and Ralph Henson (who collectively own more than 50% of the outstanding stock of InMedica) have each agreed to vote their shares in favor of the transaction as a condition of the agreement. During the term of the Joint Development Agreement, InMedica will continue to appoint three of five members of the board of directors of MicroCor and Chi Lin and Wescor will each be entitled to appoint one board member.

            Financial statements required by this report will be filed by amendment within 60 days.


ITEM 7.  EXHIBITS.
         --------

Exhibit (10)      The Joint Development  Agreement of InMedica  Development
                  Corporation,  Chi Lin Technology Co. Ltd,  MicroCor,  Inc. and
                  Wescor Inc. effective September 7, 2004

Exhibit (99)      Press Release of September 8, 2004  announcing  the Joint
                  Development Agreement

Exhibit (99)      Articles of Incorporation of MicroCor, Inc.

Exhibit (99)      Bylaws of MicroCor, Inc.











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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                        INMEDICA DEVELOPMENT CORPORATION
                                  (Registrant)

DATED: September 13, 2004           By:   /s/ Ralph Henson
                                          Ralph Henson, President







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                                  EXHIBIT INDEX
                        INMEDICA DEVELOPMENT CORPORATION
                                FORM 8-K EXHIBITS

Exhibit (10)      The Joint Development  Agreement of InMedica  Development
                  Corporation,  Chi Lin Technology Co. Ltd,  MicroCor,  Inc. and
                  Wescor Inc. effective September 7, 2004

Exhibit (99)      Press Release of September 8, 2004  announcing  the Joint
                  Development Agreement

Exhibit (99)      Articles of Incorporation of MicroCor, Inc.

Exhibit (99)      Bylaws of MicroCor, Inc.







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